    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 2002
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              --------------------

                                   DYNEGY INC.
             (Exact name of registrant as specified in its charter)


             ILLINOIS                                 74-2928353
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)


                           1000 LOUISIANA, SUITE 5800
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)

                              --------------------


                         DYNEGY INC. 401(K) SAVINGS PLAN
                  ILLINOIS POWER COMPANY INCENTIVE SAVINGS PLAN
                ILLINOIS POWER COMPANY INCENTIVE SAVINGS PLAN FOR
            EMPLOYEES COVERED UNDER A COLLECTIVE BARGAINING AGREEMENT
                           (Full title of the plans)

                            KENNETH E. RANDOLPH, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           1000 LOUISIANA, SUITE 5800
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)
                                 (713) 507-6400
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                  T. Mark Kelly
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                              Houston, Texas 77002
                                 (713) 758-2222


                         CALCULATION OF REGISTRATION FEE


=================================================================================================================================

            TITLE OF                                          PROPOSED MAXIMUM        PROPOSED MAXIMUM
        SECURITIES TO BE                  AMOUNT TO BE       OFFERING PRICE PER          AGGREGATE              AMOUNT OF
           REGISTERED                      REGISTERED              SHARE               OFFERING PRICE        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, no par value         900,000(1)             $26.37(2)            $23,733,000(2)           $5,672.19
=================================================================================================================================
Plan Interests                                     (3)                 (3)                       (3)                  (3)
=================================================================================================================================

   (1) The number of shares of Class A common stock being registered hereby pursuant to the Dynegy Inc. 401(k) Savings Plan, the Illinois Power Company Incentive Savings Plan and the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

   (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The calculation of the proposed maximum offering price is based upon the average of the high and low sales prices of the Class A common stock of the Registrant on January 8, 2002 as reported by the New York Stock Exchange consolidated reporting system.

   (3) Pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Dynegy Inc. 401(k) Savings Plan, the Illinois Power Company Incentive Savings Plan and the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement.

                                EXPLANATORY NOTE

      Dynegy Inc., an Illinois corporation ("Dynegy"), is filing this registration statement for the purpose of registering (i) 500,000, 200,000 and 200,000 shares, respectively, of its Class A common stock, no par value per share, subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions, available for issuance under the Dynegy Inc. 401(k) Savings Plan, the Illinois Power Company Incentive Savings Plan and the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement, and (ii) an indeterminate amount of plan interests to be offered or sold pursuant to each such plan.

                                     PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I, Item 1 to be contained in each Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I, Item 2 to be contained in each Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act.

                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which Dynegy has filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this registration statement:

         (a) Dynegy's annual report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on March 13, 2001;

         (b) Dynegy's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, as filed with the Commission on May 14, 2001, August 14, 2001 and October 30, 2001, respectively;

         (c) Dynegy's current reports on Form 8-K filed with the Commission on January 16, 2001, February 14, 2001, May 16, 2001, June 26, 2001 (Item 5
      information only), November 14, 2001, November 29, 2001 (Item 5 information only), November 30, 2001, December 4, 2001 (Item 5 information only), December 26, 2001 (Item 5 information only) and January 8, 2002;
      and

         (d) the description of Class A common stock contained in Dynegy's Registration Statement on Form 8-A, as filed with the Commission on February 2, 2000.

         In addition, all documents Dynegy has filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of Dynegy, or is or was serving at the request of Dynegy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Dynegy and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of Dynegy, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to Dynegy, unless and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by Dynegy only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of Dynegy has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise.

         Section 8.75 also authorizes Dynegy to buy and maintain insurance on behalf of any director, officer, employee or agent of Dynegy, or a person who is or was serving at the request of Dynegy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not Dynegy has the power to indemnify the person against such liability.

         Dynegy's amended and restated articles of incorporation require indemnification of directors and officers, and Dynegy's bylaws allow indemnification of employees and agents generally in accordance with the language of Section 8.75. Additionally, the amended and restated articles of incorporation authorize Dynegy to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Dynegy, or was or is serving at the request of Dynegy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not Dynegy would have the power to indemnify such person against such liability under the applicable provisions of the amended and restated articles of incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      4.1 Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to Dynegy's Definitive Proxy Statement on
              Schedule 14A filed with the Commission on April 25, 2001).

      4.2 Amended and Restated Bylaws of Dynegy (incorporated by reference to Exhibit 3.4 to Dynegy's Annual Report on Form 10-K for the year ended December 31, 1999, File Number 1-15659, filed with the Commission on March 2, 2000).

      4.3 Statement of Resolution Establishing Series of Series B Mandatorily Convertible Redeemable Preferred Stock of Dynegy Inc. (incorporated by reference to Exhibit 4.1 to Dynegy's Current Report on Form 8-K, File Number 1-15659, filed with the Commission on November 14, 2001).

      4.4 Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the registration statement of Dynegy on Form S-8, File Number 333-47422, filed with the Commission on October 5, 2000).

      5.1*    Opinion of Bell, Boyd & Lloyd LLC.

      10.1* Dynegy Inc. 401(k) Savings Plan, as amended and restated effective January 1, 2002.

      10.2*   Dynegy Inc. 401(k) Savings Plan Trust Agreement.

      10.3* Illinois Power Company Incentive Savings Plan, as amended and restated effective January 1, 2002.

      10.4*   Illinois Power Company Incentive Savings Plan Trust Agreement.

      10.5* Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement, as amended and restated effective January 1, 2002.

      10.6* Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement Trust Agreement.

      23.1*   Consent of Arthur Andersen LLP.

      23.2* Consent of Bell, Boyd & Lloyd LLC (contained in Exhibit 5.1 hereto).

      24.1* Powers of Attorney (included on the signature page to this registration statement).

      ---------------
      *filed herewith

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the registration information statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of January 2002.


                                       DYNEGY INC.

                                       By: /s/ C.L. Watson
                                           ---------------------------
                                              C.L. Watson
                                              Chairman of the Board, Chief
                                              Executive Officer and Director


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth E. Randolph and Lisa Q. Metts and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of January 2002.



            SIGNATURE                                   TITLE
           -----------                                 --------

        /s/ C.L. Watson                     Chairman of the Board, Chief
  -----------------------------             Executive Officer and Director
           C.L. Watson                      (Principal Executive Officer)


     /s/ Stephen W. Bergstrom
  -----------------------------             President, Chief Operating
      Stephen W. Bergstrom                  Officer and Director


    /s/ Robert D. Doty, Jr.                 Executive Vice President and
  -----------------------------             Chief Financial Officer
       Robert D. Doty, Jr.                  (Principal Financial Officer)


     /s/ Michael R. Mott                    Senior Vice President and
  -----------------------------             Controller
         Michael R. Mott                    (Principal Accounting Officer)


    /s/ Charles E. Bayless
  -----------------------------
       Charles E. Bayless                   Director


    /s/ Darald W. Callahan
  -----------------------------
       Darald W. Callahan                   Director


    /s/ Michael D. Capellas
  -----------------------------
       Michael D. Capellas                  Director

    /s/ Daniel L. Dienstbier
  -----------------------------
      Daniel L. Dienstbier                  Director


    /s/ Patricia M. Eckert
  -----------------------------
       Patricia M. Eckert                   Director


     /s/ Jerry L. Johnson
  -----------------------------
        Jerry L. Johnson                    Director


     /s/ H. John Riley, Jr.
  -----------------------------
       H. John Riley, Jr.                   Director


     /s/ Sheli Z. Rosenberg
  -----------------------------
       Sheli Z. Rosenberg                   Director


      /s/ Joe J. Stewart
  -----------------------------
         Joe J. Stewart                     Director


  -----------------------------
         Glenn F. Tilton                    Director


  -----------------------------
         John S. Watson                     Director


     /s/ J. Otis Winters
  -----------------------------
         J. Otis Winters                    Director

   THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the administrators of the Dynegy Inc. 401(k) Savings Plan, the Illinois Power Company Incentive Savings Plan and the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement, respectively, have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of January 2002.


                                DYNEGY INC. BENEFIT PLANS COMMITTEE

                                By: /s/ Andrea Lang
                                    ---------------------------
                                Name:  Andrea Lang
                                Title: Senior Vice President, Human Resources

Index to Exhibits


      4.1 Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to Dynegy's Definitive Proxy Statement on
              Schedule 14A filed with the Commission on April 25, 2001).

      4.2 Amended and Restated Bylaws of Dynegy (incorporated by reference to Exhibit 3.4 to Dynegy's Annual Report on Form 10-K for the year ended December 31, 1999, File Number 1-15659, filed with the Commission on March 2, 2000).

      4.3 Statement of Resolution Establishing Series of Series B Mandatorily Convertible Redeemable Preferred Stock of Dynegy Inc. (incorporated by reference to Exhibit 4.1 to Dynegy's Current Report on Form 8-K, File Number 1-15659, filed with the Commission on November 14, 2001).

      4.4 Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the registration statement of Dynegy on Form S-8, File Number 333-47422, filed with the Commission on October 5, 2000).

      5.1*    Opinion of Bell, Boyd & Lloyd LLC.

      10.1* Dynegy Inc. 401(k) Savings Plan, as amended and restated effective January 1, 2002.

      10.2*   Dynegy Inc. 401(k) Savings Plan Trust Agreement.

      10.3* Illinois Power Company Incentive Savings Plan, as amended and restated effective January 1, 2002.

      10.4*   Illinois Power Company Incentive Savings Plan Trust Agreement.

      10.5* Illinois Power Company Incentive Savings Plan For Employees Covered Under a Collective Bargaining Agreement, as amended and restated effective January 1, 2002.

      10.6* Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement Trust Agreement.

      23.1*   Consent of Arthur Andersen LLP.

      23.2* Consent of Bell, Boyd & Lloyd LLC (contained in Exhibit 5.1 hereto).

      24.1* Powers of Attorney (included on the signature page to this registration statement).

      ---------------
      *filed herewith